SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 20, 2013

ENPRO INDUSTRIES, INC.

(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5605 Carnegie Boulevard, Suite 500

Charlotte, North Carolina 28209

(Address of principal executive offices, including zip code)

(704) 731-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2013, Richard L. Magee provided EnPro Industries, Inc. (the “Company”) formal notice of his intention to retire as Senior Vice President of the Company effective as of the close of business on January 6, 2014. The following arrangement will be entered into and become effective upon Mr. Magee’s retirement:

•	Mr. Magee will serve as a consultant to support the Company and its subsidiaries, including Garlock Sealing Technologies, LLC (“GST”) and Garrison Litigation Management Group, Ltd. (“Garrison”), in connection with the asbestos claims resolution process that includes the Chapter 11 bankruptcy case filed in 2010 by GST, Garrison and the Company’s The Anchor Packing Company subsidiary, in a manner consistent with past practice, including related negotiations and proceedings, as well as other on other mutually-agreed-upon assignments as may be requested by the Company’s Chief Executive Officer or General Counsel.

•	In connection with such consulting arrangement, Mr. Magee will be entitled to a retainer of $30,000 per month in exchange for being available for not less than 80 hours per month, an hourly rate of $425 for time in excess of the minimum monthly availability, and reimbursement of service-related out-of-pocket expenses, with the monthly retainer and minimum monthly availability reducing to $15,000 and 40 hours beginning on July 1, 2014.

•	Pursuant to the terms of the Company’s plans, Mr. Magee will receive the full amount of the annual performance plan award for 2013 and long-term incentive plan award for the 2011-2013 performance cycle, and pro rata portions of the long-term incentive plan award for the 2012-2014 and 2013-2015 performance cycle, as and when performance for the relevant period is certified by the Compensation and Human Resources Committee of the Company’s Board of Directors, and, given his continued consulting arrangement, Mr. Magee’s restricted stock unit awards will continue to vest through February 10, 2014.

•	In full satisfaction of the Company’s obligations under the Company’s Supplemental Retirement and Death Benefits Agreement, Mr. Magee will receive the final lump sum payment thereunder, determined as of the retirement date, based on actuarial assumptions that would apply under the Company’s tax-qualified pension plan had it continued in effect through the retirement date, as such amount is determined by the Company’s actuary.

•	The Company will pay Mr. Magee a lump sum in lieu of 18 months of Company-funded COBRA coverage.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2013

ENPRO INDUSTRIES, INC.

By:	/s/ Robert S. McLean
Robert S. McLean
Vice President, General Counsel and Secretary

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